Exhibit 99.1

          American Retirement Reports Third Quarter Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 4, 2004--American
Retirement Corporation (NYSE:ACR), a leading national provider of senior living housing and care, today reported its financial results for the quarter ended September 30, 2004. Highlights of the quarter were:

    -- The Company produced a profit before expenses associated with its July repayment of its 19.5% mezzanine debt. This compares to a $10.5 million loss in the third quarter of 2003, excluding transaction gains of $20.4 million.

    -- Reported a net loss of $6.9 million, after $7.0 million of expenses related to the refinancing transaction, which included $1.2 million of General and Administrative costs, $3.3 million of loan cost write-offs, and $2.5 million of taxes.

    -- Free cash flow, positive for the fourth consecutive quarter, was $2.2 million after principal payments on long-term debt of $4.5 million, net of amounts paid as part of refinancing.

    -- Revenue increased 11% over the third quarter of 2003 to $112 million.

    -- The operating contribution from the Company's three business segments increased 24% over the third quarter of 2003 to $36 million.

    -- Average overall occupancy rose to 93% from 91% for last year's third quarter with the Company's large retirement communities' ("Retirement Centers") exceeding 95%.

    -- Retirement Centers' results were driven by a 4% average occupancy growth and a 5% increase in average monthly revenue per occupied unit.

    -- The Free-standing assisted living communities' ("Free-standing AL's") results were driven by a 7% occupancy growth and an 8% increase in average monthly revenue per occupied unit.

    -- As previously announced, the Company repaid in full its 19.5% mezzanine debt as part of a July 15, 2004 transaction.

    Bill Sheriff, Chairman, President and CEO of American Retirement, commented, "While we reached a profitability milestone in the third quarter, the quarter was really marked by the heroic efforts of our associates and the durability of our buildings in Florida. Even with our 16 communities in Florida, we did not have to move out any residents, did not suffer any structural damage and we maintained services throughout the recent hurricanes. Our associates prepared well, worked long days, made personal sacrifices and always put our residents first. We're proud of our associates' response, which served our residents well and maintained an operating business in a very difficult environment."
    "Excluding the expenses related to the July refinancing transaction, we were profitable in this quarter. Underlying this success is the continued increase in the performance of our communities due to the attractiveness of our product offerings and strong execution by our organization. Our total portfolio occupancy was at 94% at the end of the quarter with good opportunities to increase that further in both Free-standing AL's and Retirement Centers. We continue to see good growth in revenue per unit with significant contributions from our ancillary services businesses, including therapy and companion services, and assisted living pricing. Additionally, we repaid our expensive 19.5% debt in July, and that transaction will have a considerable and ongoing positive impact on our financial results," Mr. Sheriff continued.

    OPERATIONAL HIGHLIGHTS

    The Company operates in three business segments: Retirement Centers, Free-standing AL's and Management Services. The Retirement Centers include CCRCs (continuing care retirement centers), Entrance-Fee Communities ("EF Communities") and congregate living residences. The Retirement Centers are established communities with strong reputations within their respective markets. Free-standing AL's are smaller than Retirement Centers and provide assisted living and specialized care such as Alzheimer's and memory enhancement programs. The Management Services segment includes fees from management agreements for communities owned by others and reimbursed expenses.

    Retirement Centers

    The Company's 28 Retirement Centers produced strong increases in revenue and operating contribution for the third quarter of 2004 as follows:


Retirement Centers ($ in 000's):

                               Three Months Ended
                               --------------------
                               Sept. 30,  Sept. 30,     $        %
                                 2004       2003      Change   Change
                               ---------- ---------  -------- --------
Community Revenue                 86,526    79,307     7,219      9.1%
Community Operating
 Contribution(1)                  28,358    23,893     4,465     18.7%
Operating contribution margin       32.8%     30.1%  2.7 pts      9.0%

(1) The Company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the Company defines as revenue from the segment less operating expenses associated with that segment.


    The Retirement Centers continued to produce strong revenue per unit gains while increasing occupancy from the solid levels at which they ended the second quarter. This led to a 19% increase in operating contribution for the Retirement Center segment for the third quarter versus the prior year's third quarter. The number of occupied units increased 1%, with ending occupancy increasing from 94% to 95% versus the third quarter of 2003. The Retirement Centers ended the quarter with 97% occupancy in independent living, 95% in assisted living and 90% in skilled nursing. Average monthly revenue per occupied unit increased 5% during the quarter to $3,430 due to increases in monthly service fees and per diem rates in skilled nursing, turnover of residents (the "mark to market" effect of reselling or reletting units at higher current rates) and increased ancillary services, such as therapy.
    The operating contribution for Retirement Centers exceeded $28 million in the third quarter of 2004, a 33% margin. This was a $4.5 million increase or 19% increase over the prior year's third quarter. The incremental operating margin on the third quarter's revenue increase was 62%.
    The third quarter was in line with the year-to-date results with revenue increasing by $26 million or 11% and operating contribution by $13 million or 18% for the nine months ended September 30, 2004 versus the first nine months of 2003.
    Six of the Company's consolidated Retirement Centers are EF Communities that collect entrance fees upon a resident's initial occupancy of a unit. In the third quarter of 2004, the Company sold 79 entry-fee units at these EF Communities, producing $11.9 million of gross proceeds or $8.6 million after refunds to previous residents.

    Free-standing AL's

    Revenue from Free-standing AL's increased 16% to $24.6 million in 2004's third quarter compared with last year's third quarter revenue of $21.2 million. Occupancy for the Free-standing AL portfolio reached 88% at the end of the 2004 third quarter, up from 82% a year ago.


Free-standing AL ($ in 000's):
                                Three Months Ended
                                -------------------
                                Sept. 30, Sept. 30,     $        %
                                  2004      2003      Change   Change
                                --------- ---------  -------- --------
Revenues                          24,563    21,227     3,336     15.7%
Community Operating
 Contribution(1)                   6,906     4,638     2,268     48.9%
Operating contribution margin       28.1%     21.8%   6.3 pts    28.9%
% Occupancy                           88%       82%   6.0 pts     7.3%

Note: Includes results of 31 Free-standing AL's and excludes two
      Free-standing AL's held in joint ventures


    The Free-standing AL portfolio produced a solid year-over-year increase in average monthly revenue per occupied unit of 8%, while continuing to make progress on occupancy levels. The quarter over quarter average occupied units grew by 7%, while the average monthly revenue per unit increased to $3,304. The monthly revenue per occupied unit in September 2004 was $3,316 per month, an 8% increase from $3,070 per month in September 2003. The revenue per occupied unit increase was due to rate increases, reduced discounts and promotional allowances, increased care services and turnover of residents (the "mark to market" effect of reletting units at higher current rates). The increased use of ancillary services, particularly therapy services, also contributed significantly to the revenue and operating contribution increase for this segment.
    The operating contribution from the Free-standing AL's increased 49%, or $2.3 million, in the third quarter of 2004 from the third quarter of 2003. As in prior periods, the Free-standing AL's added revenue with less proportional increase in expenses and produced an incremental operating margin of 68% on incremental revenue. The Free-standing AL segment continues to demonstrate the high incremental margin that results from increasing revenue in a portfolio that is currently 88% occupied.
    For the nine months ended September 30, 2004, revenue increased by $9 million or 14% and operating contribution by $7 million or 61% versus the first nine months of 2003.

    Management Services

    The Company's management services business segment included management contracts on five Retirement Centers and two Free-standing AL's, with an aggregate capacity of 1,350 units. Management Services brought in operating contribution of $.5 million in third-quarter 2004, a 48% increase versus the same prior-year period.

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the Company's 2004 third-quarter financial results. The call will be held on Thursday, November, 4, 2004 at 2:00 p.m. ET and parties may participate by either calling (877) 252-6354 or through the Company's website at www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this webcast. In addition, the call will be archived on the Company's website until the next regularly scheduled earnings conference call. If any material information is disclosed on the conference call that has not been previously disclosed publicly, that information will also be available at the Investor Relations portion of the Company's web site.

    Additional Filings

    The Company's results are to be described in greater detail in the Company's Form 10-Q, which will be filed with the Securities and Exchange Commission. The Company also will file on or about November 4th a Form 8-K with the Securities and Exchange Commission, which includes supplemental information relating to the Company's third quarter 2004 results. These filings will also be available through the Investor Relations section of the Company's website - www.arclp.com.

    COMPANY PROFILE

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 66 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,000 units and resident capacity of approximately 14,600. The Company owns 15 communities, leases 45 communities, and manages six communities pursuant to management agreements. Approximately 85 percent of the Company's revenues come from private pay sources.

    SAFE HARBOR STATEMENT

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's future operating and financial expectations and its strategy to improve financial and operating results. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's financial condition and significant leverage, (ii) the Company's ability to sell its entry-fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iii) the Company's ability to improve the Company's results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the Company's ability to obtain new financing or extend and/or modify existing debt and (vii) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 under the caption "Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                               Three months ended
                               September 30, 2004  Increase (Decrease)
                               ---------------------------------------
                                 2004       2003       $         %
                               --------  ---------  -------- ---------
Revenues:
  Resident and health care    $111,089  $ 100,534  $ 10,555      10.5%
  Management services              500        338       162      47.9%
  Reimbursed expenses              460        529       (69)    -13.0%
                               --------  ---------  -------- ---------
   Total revenues              112,049    101,401    10,648      10.5%

Operating expenses:
  Community operating
   expenses                     75,825     72,003     3,822       5.3%
  General and administrative     8,400      6,351     2,049      32.3%
  Lease expense                 15,382     12,058     3,324      27.6%
  Depreciation and
   amortization                  8,488      6,918     1,570      22.7%
  Amortization of leasehold
   acquisition costs               735        597       138      23.1%
  Reimbursed expenses              460        529       (69)    -13.0%
                               --------  ---------  -------- ---------
   Total operating expenses    109,290     98,456    10,834      11.0%
                               --------  ---------  -------- ---------

   Operating income              2,759      2,945      (186)     -6.3%

Other income (expense):
  Interest expense              (8,400)   (14,978)    6,578      43.9%
  Interest income                  718        636        82      12.9%
  Gain (loss) on sale of
   assets                          (48)    23,149   (23,197)   -100.2%
  Other                            258       (255)      513     201.2%
                               --------  ---------  -------- ---------
   Other expense, net           (7,472)     8,552    16,024     187.4%
                               --------  ---------  -------- ---------

   Loss from continuing
    operations before income
    taxes, and minority
    interest                    (4,713)    11,497   (16,210)   -141.0%

Income tax expense               2,501      1,361     1,140      83.8%
                               --------  ---------  -------- ---------

   Loss from continuing
    operations before
    minority interest           (7,214)    10,136   (17,350)   -171.2%

Minority interest in earnings
 of consolidated
 subsidiaries, net of tax          270       (256)      526     205.5%
                               --------  ---------  -------- ---------

   Net loss                   $ (6,944) $   9,880  $(16,824)   -170.3%
                               ========  =========  ======== =========

 Basic loss per share         $  (0.28) $    0.53
                               ========  =========
 Diluted loss per share       $  (0.28) $    0.41
                               ========  =========

Weighted average shares used
 for basic (loss) earnings
 per share data                 24,665     18,739
Weighted average shares used
 for diluted (loss) earnings
 per share data                 24,665     24,578

---------------------------------------------------------------------

                              September  December
                               30, 2004  31, 2003
                               --------  ---------
Selected Balance Sheet Data:
   Cash and cash equivalents  $ 35,487  $  17,192
   Restricted cash, including
    current portion             49,367     43,601
   Working capital              19,040      8,603
   Land, buildings and
    equipment, net             512,854    533,145
   Total assets                769,578    774,283
   Long-term debt, including
    current portion            352,486    371,535
   Refundable portion of
    entrance fees               79,598     72,980
   Shareholders' equity           (391)       807


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)


                                Nine months ended
                                  September 30,    Increase (Decrease)
                                --------------------------------------
                                  2004      2003       $         %
                                --------  --------  -------- ---------
Revenues:
  Resident and health care     $328,150  $293,220  $ 34,930      11.9%
  Management services             1,439     1,171       268      22.9%
  Reimbursed expenses             1,752     1,830       (78)     -4.3%
                                --------  --------  -------- ---------
   Total revenues               331,341   296,221    35,120      11.9%

Operating expenses:
  Community operating expenses  223,742   209,147    14,595       7.0%
  General and administrative     21,102    19,169     1,933      10.1%
  Lease expense                  45,654    32,558    13,096      40.2%
  Depreciation and amortization  21,948    20,718     1,230       5.9%
  Amortization of leasehold
   acquisition costs              2,181     1,645       536      32.6%
  Reimbursed expenses             1,752     1,830       (78)     -4.3%
                                --------  --------  -------- ---------
   Total operating expenses     316,379   285,067    31,312      11.0%
                                --------  --------  -------- ---------

   Operating income (loss)       14,962    11,154     3,808      34.1%

Other income (expense):
  Interest expense              (27,033)  (43,885)   16,852      38.4%
  Interest income                 1,989     2,225      (236)    -10.6%
  Gain (loss) on sale of assets      63    23,170   (23,107)    -99.7%
  Other                               5        21       (16)    -76.2%
                                --------  --------  -------- ---------
   Other expense, net           (24,976)  (18,469)   (6,507)     35.2%
                                --------  --------  -------- ---------

   Loss from continuing
    operations before income
    taxes and minority interest (10,014)   (7,315)   (2,699)    -36.9%

Income tax expense                2,721     1,555     1,166      75.0%
                                --------  --------  -------- ---------

   Loss from continuing
    operations before minority
    interest                    (12,735)   (8,870)   (3,865)    -43.6%

Minority interest in earnings
 of consolidated
 subsidiaries, net of tax        (1,555)   (1,704)      149       8.7%
                                --------  --------  -------- ---------

   Net loss                    $(14,290) $(10,574) $ (3,716)    -35.1%
                                ========  ========  ======== =========

 Basic and diluted loss per
  share                        $  (0.61) $  (0.59)
                                ========  ========

Weighted average shares used
 for basic and diluted loss
 per share data                  23,404    18,049
                                ========  ========

    CONTACT: American Retirement Corporation, Nashville
             Investor Relations: Ross C. Roadman, 615-376-2412